FOR IMMEDIATE RELEASE
Investors & Media:
Julie D. Dewey Sr. Vice President, Chief Communications Officer
Wright Medical Group N.V. (901) 290-5817 julie.dewey@wright.com

Wright Medical Group N.V. Reports 2018 Third Quarter Financial Results

Third Quarter 2018 Net Sales of $194 Million, 13.8% as Reported Growth and 14.4% Constant Currency Growth

Third Quarter 2018 Net Loss From Continuing Operations of $36 Million; Non-GAAP Adjusted EBITDA From Continuing Operations of $21 Million

Company Increases 2018 Annual Guidance

AMSTERDAM, The Netherlands - November 7, 2018 - Wright Medical Group N.V. (NASDAQ:WMGI) today reported financial results for its third quarter ended September 30, 2018 and increased its 2018 annual guidance. Unless otherwise noted, all net sales growth rates in this release are stated on a constant currency basis.

Net sales totaled $194.1 million during the third quarter ended September 30, 2018, representing 13.8% as reported and 14.4% constant currency growth, an estimated 150 basis point improvement versus the second quarter of 2018. Gross margins were 77.2% during the quarter and were 77.9% on a non-GAAP adjusted basis. Reconciliations of all historical non-GAAP financial measures used in this release to the most comparable GAAP measures can be found in the attached financial tables.

Robert Palmisano, president and chief executive officer, stated, “Our team produced outstanding results across the board in the third quarter, including over 14% constant currency net sales growth, fueled by our new product launches, ongoing rollouts and increased contributions from our sales organization. These results include continued strong performance in our U.S. upper extremities business, which grew 19% in the third quarter, driven by 21% growth in our U.S. shoulder business. We anticipate that continued penetration of our SIMPLICITI shoulder system, our ongoing PERFORM Reversed launch and accelerating adoption of our BLUEPRINT enabling technology will continue to drive market-leading shoulder sales growth in 2018.”

Palmisano commented, “Our U.S. lower extremities growth rate accelerated to 12% in the third quarter, driven by approximately 22% growth in total ankle and a return to market growth in our core lower extremities business. Additionally, the launch of AUGMENT Injectable is off to a strong start and provided an excellent boost to the U.S. biologics business, which grew approximately 11% this quarter, up from 5% in the second quarter of 2018.”

Palmisano further commented, “With the Cartiva acquisition now closed, we significantly strengthened our market-leading lower extremities portfolio by adding Cartiva’s highly differentiated Synthetic Cartilage Implant (SCI), the first and only PMA product for the treatment of great toe osteoarthritis. Supported by compelling clinical performance and the only product of its kind backed by Level I clinical evidence, Cartiva is experiencing rapid commercial adoption and is well positioned for future growth as it addresses large markets with significant unmet needs and strong patient demand. We expect this acquisition to support our growth prospects in our core lower extremities business throughout 2019 and beyond.”

Net loss from continuing operations for the third quarter of 2018 totaled $35.8 million, or $(0.32) per diluted share.

The company’s net loss from continuing operations for the third quarter of 2018 included the after-tax impacts of non-cash interest expense of $12.3 million related to its convertible notes, an unrealized loss of $3.4 million related to mark-to-market adjustments on contingent value rights (CVRs) issued in connection with the BioMimetic acquisition, a $2.2 million U.S. tax provision within continuing operations recorded as a result of the year to date pre-tax gain recognized within discontinued operations due to the previously announced $30.75 million insurance settlement, $2.0 million of transaction and transition costs associated with the Cartiva acquisition and non-cash inventory provisions, and non-cash foreign currency translation charges of $0.2 million.

The company's third quarter 2018 non-GAAP net loss from continuing operations, as adjusted for the above items, was $15.5 million. The company's third quarter 2018 non-GAAP adjusted EBITDA from continuing operations, as defined in the non-GAAP to GAAP reconciliation provided later in this release, was $20.6 million. The attached financial tables include reconciliations of all historical non-GAAP measures to the most comparable GAAP measures.

Cash and cash equivalents totaled $694.9 million as of the end of the third quarter of 2018. $435 million of this cash balance was paid out on October 10, 2018 at the close of the Cartiva acquisition.

Palmisano concluded, “We are increasing our full-year guidance to reflect both the overperformance in our existing business as well as the addition of Cartiva. I believe we are set up well for the remainder of 2018 and next year. Our end markets remain healthy and fast growing, our gross margins are outstanding, and our new product pipeline is full of innovative and commercially impactful products and surgical solutions across all parts of our business.”

Outlook

Wright today raised its full-year 2018 net sales guidance, excluding the impact of the Cartiva acquisition, to approximately $825 million to $828 million, from its previous guidance of approximately $812 million to $822 million. This guidance range assumes foreign currency exchange rates for the remainder of the year that are generally in line with current rates. In addition, this range implies full-year 2018 constant currency net sales growth of 11% to 12%, excluding the estimated $9 million impact of the four fewer selling days in fourth quarter of 2018. Additionally, the company is providing guidance on the impact of the Cartiva acquisition. From the date of closing, which was October 10, 2018, Cartiva is anticipated to provide approximately $7 million of net sales in 2018, resulting in as reported net sales guidance of $832 million to $835 million.

The company is raising its full-year 2018 non-GAAP adjusted EBITDA from continuing operations guidance, as described in the non-GAAP reconciliation provided later in this release, to a range of $110 million to $116 million from its previous range of $106 million to $113 million. Cartiva is estimated to be roughly neutral to 2018 non-GAAP adjusted EBITDA on an as reported basis.

The company expects its non-GAAP adjusted earnings per share from continuing operations, including share-based compensation, as described in the non-GAAP to GAAP reconciliation provided later in this release, for full-year 2018 to be a loss of $0.08 to $0.03 per diluted share.

The company estimates approximately 112.6 million diluted weighted average ordinary shares outstanding for fiscal year 2018, and 127.2 million non-GAAP adjusted diluted weighted average ordinary shares outstanding for the fourth quarter of 2018.

The company's non-GAAP adjusted EBITDA from continuing operations target is measured by adding back to net loss from continuing operations charges for interest, income taxes, depreciation and amortization expenses, non-cash share-based compensation expense and non-operating income and expense. Additionally, the company’s adjusted EBITDA from continuing operations target excludes possible future acquisitions; other material future business developments; and due diligence, transaction and transition costs associated with acquisitions and divestitures.

The company’s non-GAAP adjusted earnings per share from continuing operations target is measured by adding back to net loss from continuing operations non-cash interest expense associated with the convertible notes; due diligence, transaction and transition costs associated with acquisitions and divestitures; mark-to-market adjustments to CVRs; non-cash mark-to-market derivative adjustments; non-cash gains and losses associated with foreign currency translation of balances denominated in foreign currencies; and charges for non-cash amortization expenses, net of taxes. Note that as a result of the company’s relatively low effective tax rate due to the valuation allowance impacting a substantial portion of the company’s income/loss, the company is currently estimating the tax effect on amortization expense at 0%. Further, this non-GAAP adjusted earnings per share from continuing operations target excludes possible future acquisitions and other material future business developments.

All the historical non-GAAP financial measures used in this release are reconciled to the most directly comparable GAAP measures. With respect to the company’s 2018 financial guidance regarding non-GAAP adjusted EBITDA from continuing operations and non-GAAP adjusted earnings per share from continuing operations, however, the company cannot provide a quantitative reconciliation to the most directly comparable GAAP measures without unreasonable effort due to its inability to make accurate projections and estimates related to certain information needed to calculate some of the adjustments as described above, including the foreign currency fluctuations and market driven fair value adjustments to CVRs and derivatives. The anticipated differences between these non-GAAP financial measures and the most directly comparable GAAP measure are described above qualitatively.

The company's anticipated ranges for net sales from continuing operations, non-GAAP adjusted EBITDA from continuing operations, and non-GAAP adjusted earnings per share from continuing operations are forward-looking statements, as are any other statements that anticipate or aspire to future events or performance. They are subject to various risks and uncertainties that could cause the company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the company's actual performance. See the cautionary information about forward-looking statements in the “Cautionary Note Regarding Forward-Looking Statements” section of this release.

Supplemental Financial Information

To view the third quarter of 2018 supplemental financial information, visit ir.wright.com. For historical information on Wright Medical Group N.V. segment reporting changes and non-GAAP combined pro forma financial information, please refer to the presentation posted on Wright’s website at ir.wright.com in the “Financial Information” section.

Internet Posting of Information

Wright routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.wright.com. The company encourages investors and potential investors to consult the Wright website regularly for important information about Wright.

Conference Call and Webcast

As previously announced, Wright will host a conference call starting at 3:30 p.m. Central Time today. The live dial-in number for the call is (844) 295-9436 (U.S.) / (574) 990-1040 (Outside U.S.). The participant passcode for the call is “Wright.” A simultaneous webcast of the call will be available via Wright’s corporate website at www.wright.com.

A replay of the call will be available beginning at 5:30 p.m. Central Time on November 7, 2018 through November 14, 2018. To hear this replay, dial (855) 859-2056 (U.S.) / (404) 537-3406 (Outside U.S.) and enter code 9295624. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Investor Relations - Presentations/Calendar” section of the company’s corporate website located at www.wright.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this release, the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (SEC) today, or otherwise available in the “Investor Relations - Supplemental Financial Information” section of the company's corporate website located at www.wright.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Cautionary Note Regarding Forward-Looking Statements” section of this release.

About Wright Medical Group N.V.

Wright Medical Group N.V. is a global medical device company focused on extremities and biologics products. The company is committed to delivering innovative, value-added solutions improving the quality of life for patients worldwide. Wright is a recognized leader of surgical solutions for the upper extremities (shoulder, elbow, wrist and hand), lower extremities (foot and ankle) and biologics markets, three of the fastest growing segments in orthopaedics. For more information about Wright, visit www.wright.com.

™ and ® denote trademarks and registered trademarks of Wright Medical Group N.V. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles, the company uses certain non-GAAP financial measures in this release. Reconciliations of the historical non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. Wright’s non-GAAP financial measures include net sales, excluding the impact of foreign currency; net income, as adjusted; EBITDA, as adjusted; gross margin, as adjusted; earnings, as adjusted; and earnings, as adjusted, per diluted share, in each case, from continuing operations. The company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the company's operations, period over period. Wright’s non-GAAP financial measures exclude such items as non-cash interest expense related to the company's convertible notes, non-cash loss on extinguishment of debt, transaction and transition costs, net gains and losses on mark-to-market adjustments on CVRs and derivative assets and liabilities, net non-cash gains and losses on foreign currency translation all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the company's reported results of operations for a period. It is for this reason that the company cannot provide without unreasonable effort a quantitative reconciliation to the most directly comparable GAAP measures for its 2018 financial guidance regarding non-GAAP adjusted EBITDA from continuing operations and non-GAAP adjusted earnings per share from continuing operations. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “could,” “may,” “will,” “believe,” “estimate,” “continue,” “guidance,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements in this release include, but are not limited to, statements about the company’s anticipated financial results for 2018, including net sales from continuing operations, adjusted EBITDA from continuing operations and adjusted earnings per share from continuing operations, anticipated continued strong shoulder sales growth and accelerating adoption of our BLUEPRINT enabling technology, and the anticipated success of Cartiva’s SCI and its contribution to growth for our U.S. lower extremities business for the remainder of 2018 and throughout 2019. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Each forward-looking statement contained in this release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, failure to achieve anticipated financial results for 2018, failure to achieve the anticipated financial benefits of the recent Cartiva acquisition, unanticipated clinical performance issues with Cartiva products or the introduction of competitive products with clinical performance attributes that are superior to Cartiva products, failure to achieve wide market acceptance of the Cartiva products due to clinical, regulatory, cost, reimbursement or other issues, the failure of the company’s 2017 U.S. sales force additions to achieve expected results, delay or failure to drive U.S. lower extremities or biologics sales to anticipated levels; continued supply constraints; failure to integrate the legacy Wright and Tornier businesses and realize net sales synergies and cost savings from the merger with Tornier or delay in realization thereof; operating costs and business disruption as a result of the merger, including adverse effects on employee retention and sales force productivity and on business relationships with third parties; integration costs; actual or contingent liabilities; adverse effects of diverting resources and attention to providing transition services to the purchaser of the large joints business; the adequacy of the company’s capital resources and need for additional financing; the timing of regulatory approvals and introduction of new products; physician acceptance, endorsement, and use of new products; failure to achieve the anticipated commercial sales of our AUGMENT® Bone Graft and other new products; the effect of regulatory actions, changes in and adoption of reimbursement rates; product liability claims and product recalls; pending and threatened litigation; risks associated with the metal-on-metal master settlement agreement and the settlement agreement with the three settling insurers; risks associated with the subsequent metal-on-metal settlement agreements and ability to obtain the additional new insurance proceeds contingent thereon; risks associated with international operations and expansion; fluctuations in foreign currency exchange rates; other business effects, including the effects of industry, economic or political conditions outside of the company’s control; reliance on independent distributors and sales agencies; competitor activities; changes in tax and other legislation; and the risks identified under the heading “Risk Factors” in Wright’s Annual Report on Form 10-K for the year ended December 31, 2017 filed by Wright with the SEC on February 28, 2018 and subsequent SEC filings by Wright, including without limitation its Quarterly Report on Form 10-Q for the quarter ended July 1, 2018 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 to be filed with the SEC. Investors should not place considerable reliance on the forward-looking statements contained in this release. Investors are encouraged to read Wright’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this release speak only as of the date of this release, and Wright undertakes no obligation to update or revise any of these statements. Wright’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

--Tables Follow--

Wright Medical Group N.V.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per share data--unaudited)

	Three months ended		Nine months ended
	September 30, 2018	September 24, 2017	September 30, 2018	September 24, 2017
Net sales	$194,106	$170,503	$598,043	$527,387
Cost of sales	44,307	38,421	131,004	113,669
Gross profit	149,799	132,082	467,039	413,718
Operating expenses:
Selling, general and administrative	139,223	131,421	417,297	392,073
Research and development	13,829	11,992	42,393	36,971
Amortization of intangible assets	5,881	7,178	19,031	21,574
Total operating expenses	158,933	150,591	478,721	450,618
Operating loss	(9,134)	(18,509)	(11,682)	(36,900)
Interest expense, net	19,753	18,978	60,243	55,512
Other expense, net	3,902	5,457	75,649	6,875
Loss from continuing operations before income taxes	(32,789)	(42,944)	(147,574)	(99,287)
Provision (benefit) for income taxes	3,040	(8,822)	(1,217)	(7,498)
Net loss from continuing operations	$(35,829)	$(34,122)	$(146,357)	$(91,789)
(Loss) income from discontinued operations, net of tax	(6,696)	(97,748)	10,620	(139,942)
Net loss	$(42,525)	$(131,870)	$(135,737)	$(231,731)

Net loss from continuing operations per share, basic and diluted	$(0.32)	$(0.33)	$(1.35)	$(0.88)
Net (loss) income from discontinued operations per share, basic and diluted	$(0.06)	$(0.93)	$0.10	$(1.34)

Net loss per share, basic and diluted	$(0.38)	$(1.26)	$(1.25)	$(2.22)

Weighted-average number of shares outstanding-basic and diluted	113,043	104,836	108,348	104,292

Wright Medical Group N.V.
Consolidated Net Sales Analysis
(dollars in thousands--unaudited)

	Three months ended			Nine months ended
	September 30, 2018	September 24, 2017	% change	September 30, 2018	September 24, 2017	% change
U.S.
Lower extremities	$57,602	$51,417	12.0%	$173,889	$161,228	7.9%
Upper extremities	65,334	54,788	19.2%	203,163	168,280	20.7%
Biologics	20,654	18,640	10.8%	59,053	56,547	4.4%
Sports med & other	1,975	2,019	(2.2)%	5,828	5,899	(1.2)%
Total U.S.	$145,565	$126,864	14.7%	$441,933	$391,954	12.8%

International
Lower extremities	$13,501	$13,963	(3.3)%	$44,508	$42,372	5.0%
Upper extremities	25,681	21,197	21.2%	84,412	66,606	26.7%
Biologics	6,549	5,193	26.1%	18,388	15,492	18.7%
Sports med & other	2,810	3,286	(14.5)%	8,802	10,963	(19.7)%
Total International	$48,541	$43,639	11.2%	$156,110	$135,433	15.3%

Global
Lower extremities	$71,103	$65,380	8.8%	$218,397	$203,600	7.3%
Upper extremities	91,015	75,985	19.8%	287,575	234,886	22.4%
Biologics	27,203	23,833	14.1%	77,441	72,039	7.5%
Sports med & other	4,785	5,305	(9.8)%	14,630	16,862	(13.2)%
Total net sales	$194,106	$170,503	13.8%	$598,043	$527,387	13.4%

Wright Medical Group N.V.
Supplemental Net Sales Information
(unaudited)

	Three months ended September 30, 2018 net sales growth/(decline)
	U.S. as reported	Int'l constant currency	Int'l as reported	Global constant currency	Global as reported
Product line
Lower extremities	12%	(1%)	(3%)	9%	9%
Upper extremities	19%	23%	21%	20%	20%
Biologics	11%	29%	26%	15%	14%
Sports med & other	(2%)	(14%)	(14%)	(9%)	(10%)
Total net sales	15%	13%	11%	14%	14%

	Nine months ended September 30, 2018 net sales growth/(decline)
	U.S. as reported	Int'l constant currency	Int'l as reported	Global constant currency	Global as reported
Product line
Lower extremities	8%	1%	5%	6%	7%
Upper extremities	21%	20%	27%	21%	22%
Biologics	4%	18%	19%	7%	7%
Sports med & other	(1%)	(25%)	(20%)	(16%)	(13%)
Total net sales	13%	10%	15%	12%	13%

Wright Medical Group N.V.
Reconciliation of Adjusted Non-GAAP Earnings Per Share to Net Loss from Continuing Operations Per Share
(dollars in thousands, except per share data--unaudited)

	Three months ended		Nine months ended
	September 30, 2018	September 24, 2017	September 30, 2018	September 24, 2017
Net loss from continuing operations, as reported	$(35,829)	$(34,122)	$(146,357)	$(91,789)
Net loss from continuing operations per share, as reported	$(0.32)	$(0.33)	$(1.35)	$(0.88)
Reconciling items:
Non-cash interest expense on convertible notes [1]	12,326	11,494	36,613	33,743
Non-cash loss on extinguishment of debt [2]	—	—	39,935	—
Derivatives mark-to-market adjustments [2]	(230)	(199)	34,343	(4,163)
Transaction and transition costs	1,952	3,311	4,187	9,485
Foreign currency translation expense [2]	238	—	2,894	—
CVR mark-to-market adjustments [2]	3,363	4,485	(3,084)	6,721
Contingent consideration fair value adjustment [2]	327	133	1,106	309
Tax benefit related to realizability of net operating losses	—	(8,928)	—	(8,928)
U.S. tax provision (benefit) resulting from income from discontinued operations	2,216	—	(3,967)	—
Tax effect of reconciling items [3]	106	—	965	(70)
Non-GAAP net loss from continuing operations, as adjusted	$(15,531)	$(23,826)	$(33,365)	$(54,692)
Add back amortization of intangible assets	5,881	7,178	19,031	21,574
Adjusted non-GAAP earnings	$(9,650)	$(16,648)	$(14,334)	$(33,118)
Weighted-average basic shares outstanding	113,043	104,836	108,348	104,292
Adjusted non-GAAP earnings per share	$(0.09)	$(0.16)	$(0.13)	$(0.32)
_______________________________

[1]	Impacting interest expense, net

[2]	Impacting other expense, net

[3]	Determined based upon the effective tax rate in the jurisdiction in which the expense was incurred.

Wright Medical Group N.V.
Reconciliation of Non-GAAP Adjusted EBITDA to Net Loss from Continuing Operations
(dollars in thousands--unaudited)

	Three months ended		Nine months ended
	September 30, 2018	September 24, 2017	September 30, 2018	September 24, 2017
Net loss from continuing operations	$(35,829)	$(34,122)	$(146,357)	$(91,789)
Interest expense, net	19,753	18,978	60,243	55,512
Provision (benefit) from income taxes	3,040	(8,822)	(1,217)	(7,498)
Depreciation	14,604	15,000	42,986	42,124
Amortization	5,881	7,178	19,031	21,574
Non-GAAP EBITDA	$7,449	$(1,788)	$(25,314)	$19,923
Reconciling items impacting EBITDA:
Non-cash share-based compensation expense	7,257	5,445	18,336	14,131
Other expense, net	3,902	5,457	75,649	6,875
Transaction and transition costs	1,952	3,311	4,187	9,485
Non-GAAP adjusted EBITDA	$20,560	$12,425	$72,858	$50,414
Net sales from continuing operations	194,106	170,503	598,043	527,387
Non-GAAP adjusted EBITDA margin	10.6%	7.3%	12.2%	9.6%

Wright Medical Group N.V.
Reconciliation of Non-GAAP Adjusted Gross Margins to Gross Margins from Continuing Operations
(dollars in thousands--unaudited)

	Three months ended		Nine months ended
	September 30, 2018	September 24, 2017	September 30, 2018	September 24, 2017
Gross profit from continuing operations, as reported	$149,799	$132,082	$467,039	$413,718
Gross margins from continuing operations, as reported	77.2%	77.5%	78.1%	78.4%
Reconciling items impacting gross profit:
Transaction and transition costs	1,385	1,310	3,620	1,995
Non-GAAP gross profit from continuing operations, as adjusted	$151,184	$133,392	$470,659	$415,713
Net sales from continuing operations	194,106	170,503	598,043	527,387
Non-GAAP adjusted gross margins from continuing operations	77.9%	78.2%	78.7%	78.8%

Wright Medical Group N.V.
Reconciliation of Other Non-GAAP Financial Measures to Other As Reported Results
(dollars in thousands--unaudited)

	Three months ended		Nine months ended
	September 30, 2018	September 24, 2017	September 30, 2018	September 24, 2017
Net sales	$194,106	$170,503	$598,043	$527,387

Selling, general and administrative expense, as reported	$139,223	$131,421	$417,297	$392,073
Selling, general and administrative expense as a percentage of net sales, as reported	71.7%	77.1%	69.8%	74.3%
Reconciling items impacting selling, general and administrative expense:
Transaction and transition costs - selling, general and administrative	567	1,878	567	7,267
Selling, general and administrative expense, as adjusted	$138,656	$129,543	$416,730	$384,806
Selling, general and administrative expense as a percentage of net sales, as adjusted	71.4%	76.0%	69.7%	73.0%

Research & development expense, as reported	$13,829	$11,992	$42,393	$36,971
Research & development expense as a percentage of net sales, as reported	7.1%	7.0%	7.1%	7.0%
Reconciling items impacting research & development expense:
Transaction and transition costs - research & development	—	122	—	222
Research & development expense, as adjusted	$13,829	$11,870	$42,393	$36,749
Research & development expense as a percentage of net sales, as adjusted	7.1%	7.0%	7.1%	7.0%

Wright Medical Group N.V.
Condensed Consolidated Balance Sheets
(dollars in thousands--unaudited)

	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$694,903	$167,740
Accounts receivable, net	122,595	130,610
Inventories	179,494	168,144
Prepaid expenses and other current assets [1]	326,743	100,400
Total current assets	1,323,735	566,894

Property, plant and equipment, net	221,175	212,379
Goodwill and intangible assets, net	1,130,966	1,164,663
Other assets [1]	163,419	184,788
Total assets	$2,839,295	$2,128,724

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$45,057	$41,831
Accrued expenses and other current liabilities [1]	506,322	314,558
Current portion of long-term obligations [1]	514,930	58,906
Total current liabilities	1,066,309	415,295
Long-term obligations [1]	586,582	836,208
Other liabilities [1]	227,906	288,525
Total liabilities	1,880,797	1,540,028

Shareholders' equity	958,498	588,696
Total liabilities and shareholders' equity	$2,839,295	$2,128,724
___________________________

[1]
As of September 30, 2018, the closing price of our ordinary shares was greater than 130% of the 2021 Notes conversion price for 20 or more of the 30 consecutive trading days preceding the quarter-end; and, therefore, the holders of the 2021 Notes may convert the notes during the succeeding quarterly period. Due to the ability of the holders of the 2021 Notes to convert the notes during this period, the carrying value of the 2021 Notes and the fair value of the 2021 Notes Conversion Derivative were classified as current liabilities, and the fair value of the 2021 Notes Hedges were classified as current assets as of September 30, 2018. The respective balances were classified as long-term as of December 31, 2017. Additionally, the holders of the 2020 Notes will have the ability to begin converting their 2020 Notes beginning August 15, 2019 through their maturity. Due to the ability of the holders of the 2020 Notes to convert within the next year, the carrying value of the 2020 Notes and the fair value of the 2020 Notes Conversion Derivative were classified as current liabilities, and the fair value of the 2020 Notes Hedges were classified as current assets as of September 30, 2018. The respective balances were classified as long-term as of December 31, 2017.

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